CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 Post-Effective Amendment #3 of our report dated February 27, 2017 with respect to the audited financial statements of Photozou Holdings, Inc. (formerly Exquisite Acquisition, Inc.) for the years ended November 30, 2016 and 2015. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 29, 2018